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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-77046 of Fisher Scientific International Inc. on Form S-3 of our report dated October 15, 2001 (November 5, 2001 as to Note 2), appearing in the Current Report on Form 8-K of Fisher Scientific International Inc. filed on January 11, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Pittsburgh, Pennsylvania

January 31, 2002